                                                                  EXHIBIT (q)(2)

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                       AMERICAN CENTURY GROWTH FUNDS, INC.

                                  ("the Funds")

          I, Ward D. Stauffer,  Secretary of the above-referenced  corporations, do hereby  certify  that the  following  is a true copy of  certain  resolutions adopted by the Board of Directors of the above-referenced  corporations on March
7, 2007, and that such  resolutions  have not been rescinded or modified and are not inconsistent with the Certificate of Incorporation,  Declaration of Trust or
Bylaws of the corporations.

WHEREAS:

     o    Pursuant to a duly-executed  Power of Attorney,  certain  director and officers of American  Century  Mutual Funds,  Inc.,  American  Century
          World Mutual Funds, Inc., American Century Capital  Portfolios,  Inc.,
          American Century Strategic Asset Allocations,  Inc.,  American Century
          Asset   Allocation   Portfolios,   Inc.,   American  Century  Variable
          Portfolios,   Inc.,   and  American   Century   Growth   Funds,   Inc.
          (collectively, the "Funds") have appointed David C. Tucker, Charles A.
          Etherington, David H. Reinmiller, Janet A. Nash, Brian L. Brogan, Otis
          H. Cowan,  Ryan L.  Blaine,  Christine  J.  Crossley,  Kathleen  Gunja
          Nelson, and Daniel K. Richardson,  each of them singly, their true and lawful  attorneys-in-fact,  with full power of substitution,  and with full  power  to each,  for the  purpose  of  signing  on their  behalf registration  statements  and  other  documents  of the  Funds for the purpose of complying  with all laws relating to the sale of securities of the  Funds and to do all such  things  in their  names and on their behalf in connection therewith.

     o    Such  attorneys-in-fact  may,  from  time  to  time,  sign  documents, including registration statements and amendments thereto, on behalf of those directors and officers who have appointed them.

RESOLVED,  that the director hereby authorize such attorneys-in-fact to sign the documents  of  the  Funds,  including  registration  statements  and  amendments thereto,  pursuant to the Powers of Attorney  so executed by the  directors  and officers of the Funds.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand this 13th day of March,
2007.

                                    /s/ Ward D. Stauffer
                                    -------------------------------------
                                    Ward D. Stauffer
                                    Secretary